As filed with the Securities and Exchange Commission on December 3, 2009
Registration No. 333- 136015
Registration No. 333-144539

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333- 136015
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-144539
UNDER
THE SECURITIES ACT OF 1933
PATRIOT CAPITAL FUNDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	74-3068511
(STATE OR OTHER JURISDICTION OF	(I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)

274 Riverside Avenue, Westport, CT	06880
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)	(ZIP CODE)
Patriot Capital Funding, Inc.
Amended Stock Option Plan
(Full title of the plan)

Richard P. Buckanavage	Copy to:
President and Chief Executive Officer	Harry S. Pangas, Esq.
Patriot Capital Funding, Inc.	Sutherland Asbill & Brennan LLP
274 Riverside Avenue	1275 Pennsylvania Ave., N.W.
Westport, CT 06880	Washington, D.C. 20004
(203) 429-2700	(202) 383-0100
(Name, address and telephone number of
agent for service)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large Accelerated Filer ☐	Accelerated Filer ☑	Non-Accelerated Filer ☐	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE
DEREGISTRATION OF UNSOLD SECURITIES
     This Post-Effective Amendment relates to the Registration Statement on Form S-8, File No. 333- 136015, and Registration Statement on Form S-8, File No. 333-144539 (collectively, the “Registration Statements”), registering shares of common stock of Patriot Capital Funding, Inc. (the “Company”) that were issuable upon exercise stock options granted to employees of the Company pursuant to the Patriot Capital Funding, Inc. Amended Stock Option Plan. On December 2, 2009, the Company merged with and into Prospect Capital Corporation, with Prospect Capital Corporation continuing as the surviving company in the merger. As a result, this Post-Effective Amendment is being filed solely to deregister any and all shares of the Company’s common stock previously registered under the Registration Statements that remain unsold.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, in the State of Connecticut, on the 2nd day of December 2009.

PATRIOT CAPITAL FUNDING, INC.
By:	/s/ Richard P. Buckanavage
	Name:	Richard P. Buckanavage
	Title:	President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Richard P. Buckanavage Richard P. Buckanavage	President, Chief Executive Officer and Director (principal executive officer)	December 2, 2009
/s/ William E. Alvarez, Jr. William E. Alvarez, Jr.	Executive Vice President, Chief Financial Officer and Secretary (principal financial and accounting officer)	December 2, 2009
/s/ Timothy W. Hassler Timothy W. Hassler	Chief Investment Officer and Director	December 2, 2009
* Steven Drogin	Director	December 2, 2009
* Mel P. Melsheimer	Director	December 2, 2009
* Dennis C. O’Dowd	Director	December 2, 2009
* Richard A. Sebastiao	Director	December 2, 2009

*	Signed by Richard P. Buckanavage on behalf of those identified pursuant to his designation as attorney-in-fact signed by each on July 13, 2007 and July 25, 2006.